                                                                     Exhibit 1.1

                           EQUITABLE RESOURCES, INC.

                                  $100,000,000

                          Medium-Term Notes, Series C

              Due from Nine Months to 40 Years from Date of Issue

                             DISTRIBUTION AGREEMENT



                                                            May __, 1994

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York 10020

Lehman Brothers Inc
Three World Financial Center
New York, New York 10285

Dear Sirs:

          Equitable Resources, Inc., a Pennsylvania corporation (the "Company"), confirms its agreement with each of you with respect to the issue and sale from time to time by the Company of up to $100,000,000 aggregate principal amount of its Medium-Term Notes, Series C, due from nine months to 40 years from date of issue (the "Notes"). The Notes will be issued under a Trust Indenture dated as of April 1, 1983 (the "Basic Indenture") between the Company and Bankers Trust Company, as Trustee (the "Trustee"), as amended by the 1991 Supplemental Indenture dated as of March 15, 1991 (the "Supplemental Indenture"), and as heretofore supplemented and to be supplemented by Board Resolutions (as defined in the Basic Indenture) (said Basic Indenture as so amended and supplemented, being herein called the "Indenture"), and will have the maturities, interest rates, redemption provisions, if any, and other terms as set forth in supplements to the Basic Prospectus referred to below.

          The Company hereby appoints Morgan Stanley & Co. Incorporated ("Morgan Stanley") and Lehman Brothers Inc. (including Lehman Special Securities Inc., "Lehman"; and with Morgan Stanley and Lehman also being individually an "Agent" and collectively the "Agents") as its exclusive agents, subject to Section 12 and the next to last sentence of this paragraph, for the purpose of soliciting and receiving offers to purchase Notes from the Company by others and, on the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees to use reasonable efforts to solicit and receive offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify. In addition, any Agent may also purchase Notes as principal and, if requested by such Agent, the Company will enter into a Terms Agreement relating to such sale (a "Terms Agreement") in accordance with the provisions of
Section 2(b). It is understood and agreed that the Company may from time to time for its own account solicit offers and receive offers directly from purchasers to purchase Notes and any direct sales made by the Company resulting therefrom its own efforts shall not give rise to any

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commissions pursuant to Section 2(a), provided that such purchasers are purchasing the Notes for their own accounts and without the use of any intermediary other than an agent (who would be entitled to such commissions). In no event shall the Company appoint or use additional agents for the purposes of soliciting and receiving offers to purchase its Notes except pursuant to Section 12 hereof.

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Notes. Such registration statement, including the exhibits thereto, as amended at the Commencement Date (as hereinafter defined), is hereinafter referred to as the "Registration Statement." The Company proposes to file with the Commission from time to time, pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"), supplements to the prospectus included in the Registration Statement that will describe certain terms of the Notes. The prospectus in the form in which it appears in the Registration Statement is hereinafter referred to as the "Basic Prospectus." The term "Prospectus" means the Basic Prospectus together with the prospectus supplement or supplements (each a "Prospectus Supplement") relating to Notes, as filed with, or transmitted for filing to, the Commission pursuant to Rule 424. As used herein, the terms "Basic Prospectus" and "Prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All such documents incorporated by reference in the Prospectus are referred to herein as the "Incorporated Documents."

          1.  Representations and Warranties.  The Company represents and
              ------------------------------
warrants to and agrees with each Agent as of the Commencement Date, as of each date on which an Agent solicits offers to purchase Notes, as of each date on which the Company accepts an offer to purchase Notes (including any purchase by an Agent as principal, pursuant to a Terms Agreement or otherwise), as of each date the Company issues and delivers Notes and as of each date the Registration Statement or the Basic Prospectus is amended or supplemented, as follows (it being understood that such representations, warranties and agreements shall be deemed to relate to the Registration Statement, the Basic Prospectus and the Prospectus, each as amended or supplemented to each such date):

          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

          (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that (1) the representations and warranties set forth in this
Section 1(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to an Agent furnished to the Company in writing by such Agent expressly for use therein or
(B) to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-l) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee, and (2) the representations and warranties set forth in clauses (iii) and (iv) above, when made as of the Commencement Date or as of any date on which an Agent solicits offers to purchase

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Notes or on which the Company accepts an offer to purchase Notes, shall be deemed not to cover information concerning an offering of particular Notes to the extent such information will be set forth in a supplement to the Basic Prospectus.

          (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (d) Each subsidiary of the Company (except for one inactive subsidiary) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (e) This Agreement has been, and any applicable Terms Agreement when delivered will have been, duly authorized, executed and delivered by the Company.

          (f) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. The Indenture (including any amendments and supplements thereto) conforms with all requirements of the Trust Indenture Act and the applicable rules and regulations promulgated thereunder by the Commission.

          (g) The Notes have been duly authorized and, when executed and authenticated in accordance with the Indenture and delivered to and duly paid for by the purchasers thereof, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. The Notes, when executed and authenticated in accordance with the Indenture and delivered to and duly paid for by the purchasers thereof, will rank pari passu with all Securities (as defined in the Indenture) issued and to
     ---- -----
be issued under the Indenture and all other unsecured debt of the Company which is not expressly subordinated.

          (h) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Notes, the Indenture and any applicable Terms Agreement will not contravene any provision of applicable law or the articles of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any A-subsidiary of the Company, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Notes, the Indenture and any applicable Terms Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes and by the Pennsylvania Public Utility Commission and the Kentucky Public Service Commission in connection with the issuance and sale of the Notes. All required regulatory approvals (excluding approvals required by state securities or Blue Sky laws as to which no representation is made) have been obtained in connection with the authorization, issuance and sale of the Notes.

          (i) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

          (j) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (k) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

          (l) The Company and the offering of the Notes contemplated hereby meet all eligibility requirements, including without limitation the "Registrant Requirements" and the "Transaction Requirement," respectively, as provided in the rules and regulations of the Commission, for use of a Registration Statement on Form S-3 under the Securities Act.

          (m) Except as disclosed in the Prospectus, the Company and its subsidiaries have complied with and are not in violation of any federal, state or local law, regulation, permit, provision or ordinance relating to the protection of the environment ("Environmental Laws"), except for such violations or non-compliance which would not have a material adverse effect on, or cause material changes to, the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, taken as a whole; and the Company and its subsidiaries are not aware of any administrative or judicial action being contemplated by governmental authorities relating to Environmental Laws and neither the Company nor its subsidiaries are subject to any consent decree or compliance or administrative order issued pursuant to, or are the subject of any pending investigation or litigation under, applicable Environmental Laws except for such actions, decrees, orders or investigations which do not and would not have a material adverse effect on, or cause material changes to, the condition (financial or otherwise) earnings, business affairs or business prospects of the Company and its subsidiaries, taken as a whole. Neither the Company nor any subsidiary is a party to a governmental proceeding arising under any Environmental Law which involves potential monetary sanctions, exclusive of interest and costs, of $100,000 or more.

          2.  Solicitations as Agent; Purchases as Principal.
              -----------------------------------------------

          (a)  Solicitations as Agent.  In connection with an Agent's actions as
               ----------------------
agent hereunder, such Agent agrees to use reasonable efforts to solicit offers to purchase Notes upon the terms and conditions set forth in the Prospectus as then amended or supplemented.

          The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes. Upon

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receipt of at least one business day's prior notice from the Company, the Agents will forthwith suspend solicitations of offers to purchase Notes from the
Company until such time as the Company has advised the Agents that such solicitation may be resumed. While such solicitation is suspended, the Company shall not be required to deliver any certificates, opinions or letters in accordance with Sections 5(a), 5(b) and 5(c); provided, however, that if the
                                              --------  -------
Registration Statement or Prospectus is amended or supplemented during the period of suspension (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes or for a change the Agents deem to be immaterial), no Agent shall be required to resume soliciting offers to purchase Notes until the Company has delivered such certificates, opinions and letters described in Sections 5(a), 5(b) and 5(c) as such Agent may reasonably request.

          The Company agrees to pay to each Agent, as consideration for the sale of each Note resulting from a solicitation made or an offer to purchase received by such Agent, a commission, which the Agent may deduct from the proceeds of the sale of the Notes as set forth in the Settlement Procedures contained in the Administrative Procedures (as hereinafter defined), equal to the percentage set forth below of the purchase price of such Note:

                  Term                       Commission Rate
                  ----                       ---------------
     From 9 months to less than 12 months          .125%
     From 12 months to less than 18 months         .150%
     From 18 months to less than 2 years           .200%
     From 2 years to less than 3 years             .250%
     From 3 years to less than 4 years             .350%
     From 4 years to less than 5 years             .450%
     From 5 years to less than 6 years             .500%
     From 6 years to less than 7 years             .550%
     From 7 years to less than 10 years            .600%
     From 10 years to less than 15 years           .625%
     From 15 years to less than 20 years           .700%
     From 20 years to less than 30 years           .750%
     From 30 years and beyond                      .875%

          Each Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes received by such Agent as agent that in its judgment should be considered by the Company. The Company shall have the sole right to accept offers to purchase Notes and may reject any offer in whole or in part. Each Agent shall have the right to reject any offer to purchase Notes that it considers to be unacceptable, and any such rejection shall not be deemed a breach of its agreements contained herein. The procedural details relating to the issue and delivery of Notes sold by the Agents as agents and the payment therefor shall be as set forth in the Administrative Procedures.

          (b)  Purchases as Principal.  Each sale of Notes to an Agent as
               ----------------------
principal shall be made in accordance with the terms of this Agreement and, if requested by such Agent, the Company will enter into a Terms Agreement that will provide for the sale of such Notes to and the purchase thereof by such Agent. A Terms Agreement may be an oral or a written agreement. An oral agreement will subsequently be confirmed in writing. A written Terms Agreement may be substantially in the form of Exhibit A hereto or may take the form of an
                             ---------
exchange of any form of written telecommunication between such Agent and the Company.

          An Agent's commitment to purchase Notes as principal, whether pursuant to a Terms Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each agreement by an Agent to purchase Notes as principal (whether or not set forth in a Terms Agreement) shall specify the principal amount of Notes to be purchased by such Agent pursuant thereto, the maturity date of such Notes, the price to be paid to the Company for such Notes, the interest rate borne by such Notes and any other terms of such Notes. Each such agreement shall also specify any requirements for officers' certificates, opinions of counsel and letters from the independent public accountants of the Company pursuant to Section 4 hereof. A Terms Agreement may also specify certain provisions relating to the re-offering of such Notes by such Agent.

          Each Terms Agreement shall specify the time and place of delivery of and payment for such Notes. Unless otherwise specified in a Terms Agreement, the procedural details relating to the issue and delivery of Notes purchased by an Agent as principal and the payment therefor shall be as set forth in the Administrative Procedures. Each date of delivery of and payment for Notes to be purchased by an Agent as principal, whether pursuant to a Terms Agreement or otherwise, is referred to herein as a "Settlement Date."

          (c)  Administrative Procedures.  The Agents and the Company agree to
               -------------------------
perform the respective duties and obligations specifically provided to be performed in the Medium-Term Notes Administrative Procedures (attached hereto as Exhibit B) (the "Administrative Procedures"), as amended from time to time. The
- ---------
Administrative Procedures may be amended only by written agreement of the Company and the Agents.

          (d)  Delivery.  The documents required to be delivered by Section 4 of
               --------
this Agreement as a condition precedent to the Agents' obligations to begin soliciting offers to purchase Notes as agents of the Company shall be delivered at the office of Kirkpatrick & Lockhart, counsel for the Agents, not later than 10:00 a.m., Pittsburgh time, on the date hereof, or at such other time and/or place as the Agents and the Company may agree upon in writing, but in no event later than the day prior to the earlier of (i) the date on which the Agents begin soliciting offers to purchase Notes and (ii) the first date on which the Company accepts any offer by an Agent to purchase Notes as principal. The date of delivery of such documents is referred to herein as the "Commencement Date."

          (e)  Obligations Several.  The Company acknowledges that the
               -------------------
obligations of the Agents under this Agreement are several and not joint.

          3.   Agreements.  The Company agrees with each Agent that:
               ----------

          (a) Prior to the termination of the offering of the Notes pursuant to this Agreement or any Terms Agreement, the Company will not file any Prospectus Supplement relating to the Notes or any amendment to the Registration Statement unless the Company has previously furnished to the Agents copies thereof for their review and will not file any such proposed supplement or amendment to which the Agents reasonably object; provided, however, that (i) the foregoing
                                    --------  -------
requirement shall not apply to any of the Company's periodic filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, copies of which filings the Company will cause to be delivered to the Agents promptly after being transmitted for filing with the Commission, and (ii) any Prospectus Supplement that merely sets forth the terms or a description of particular Notes shall be reviewed and approved only by the Agent or Agents soliciting offers for such Notes. Subject to the foregoing sentence, the Company will promptly cause each Prospectus Supplement to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Securities Act. The Company will promptly advise the Agents (i) of the filing of any amendment or supplement to the Basic Prospectus (except that notice of the filing of an amendment or supplement to the Basic Prospectus that merely sets forth the terms or a description of particular Notes shall be given only to the Agent or Agents soliciting offers for such Notes), (ii) of the filing and effectiveness of any amendment to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Basic Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as possible the withdrawal thereof. If the Basic Prospectus is amended or supplemented as a result of the filing under the Exchange Act of any document incorporated by reference in the Prospectus, no Agent shall be obligated to solicit offers to purchase Notes so long as it is not reasonably satisfied with such document.

          (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances when the Prospectus, as then amended or supplemented, would be delivered to a purchaser, not misleading, or if, in the opinion of the Agents or in the opinion of the Company, it is necessary at any time to amend or supplement the Prospectus, as then amended or supplemented, to comply with applicable law, the Company will immediately notify the Agents by telephone (with confirmation in writing) to suspend solicitation of offers to purchase Notes and, if so notified by the Company, the Agents shall forthwith suspend such solicitation and cease using the Prospectus, as then amended or supplemented. If the Company shall decide to amend or supplement the Registration Statement or Prospectus, as then amended or supplemented, it shall so advise the Agents promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, satisfactory in all respects to the Agents, that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to the Agents in such quantities as they may reasonably request. If any documents, certificates, opinions and letters furnished to the Agents pursuant to paragraph (f) below and Sections 5(a), 5(b) and 5(c) in connection with the preparation and filing of such amendment or supplement are satisfactory in all respects to the Agents, upon the filing with the Commission of such amendment or supplement to the Prospectus or upon the effectiveness of an amendment to the Registration Statement, the Agents will resume the solicitation of offers to purchase Notes hereunder. Notwithstanding any other provision of this Section 3(b), until the distribution of any Notes an Agent may own as principal has been completed or prior to the settlement of any purchase of Notes for which the Company shall have theretofore accepted an offer, if any event described above in this paragraph (b) occurs, the Company will, at its own expense, forthwith prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, reasonably satisfactory in all respects to such Agent, will supply such amended or supplemented Prospectus to such Agent in such quantities as it may reasonably request and shall furnish to such Agent pursuant to paragraph (f) below and Sections 5(a), 5(b) and 5(c) such documents, certificates, opinions and letters as it may reasonably request in connection with the preparation and filing of such amendment or supplement.

          (c) The Company will make generally available to its security holders and to the Agents as soon as practicable earning statements that satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder covering twelve month periods beginning in each case not later than three months after the "effective date" (as defined in Rule 158 under the Securities Act) of the Registration Statement with respect to each sale of Notes.

          (d) The Company will furnish to each Agent, without charge, a signed copy of the Registration Statement, including exhibits and all amendments thereto, and as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as such Agent may reasonably request.

          (e) The Company will endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Agents shall reasonably request and to maintain such qualifications for as long as the Agents shall reasonably request.

          (f) During the term of this Agreement, the Company shall furnish to the Agents such relevant documents and certificates of officers of the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Basic Prospectus, any amendments or supplements thereto, the Indenture, the Notes, this Agreement, the Administrative Procedures, any Terms Agreement and the performance by the Company of its obligations hereunder or thereunder as the Agents may from time to time reasonably request.

          (g) During the term of this Agreement, the Company shall notify the Agents promptly in writing of any downgrading, or of its receipt of any notice of any intended or potential downgrading or of any review for possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

          (h) The Company will, whether or not any sale of Notes is consummated, pay all expenses incident to the performance of its obligations under this Agreement and any Terms Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Notes, (iii) the fees and disbursements of the Company's counsel and accountants and of the Trustee and its counsel, (iv) the qualification of the Notes under securities or Blue Sky laws in accordance with the provisions of Section 3(e), including filing fees and the fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky or Legal Investment Memoranda, (v) the printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of the Basic Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to the Agents of copies of the Indenture and any Blue Sky or Legal Investment Memoranda, (vii) any fees charged by rating agencies for the rating of the Notes, (viii) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc., and (ix) the fees and disbursements of Kirkpatrick & Lockhart, counsel for the Agents incurred in connection with the offering and sale of the Notes, including any opinions to be rendered by such counsel hereunder.

          (i) Between the date of any agreement by an Agent to purchase Notes as principal and the Settlement Date with respect to such agreement, the Company will not, without such Agent's prior consent, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to such Notes (other than (i) the Notes that are to be sold pursuant to such agreement, (ii) Notes previously agreed to be sold by the Company and (iii) commercial paper issued in the ordinary course of business), except as may otherwise be provided in such agreement.

          (j) For a period of not less than one year following the last sale of a Note, the Company will furnish to the Agents, promptly after the same is filed, copies of all public reports or releases and all reports and financial statements filed by the Company with the Commission pursuant to the Exchange Act or any rule and regulation thereunder.

          4.  Conditions of the Obligations of the Agents.  Each Agent's
              -------------------------------------------
obligation to solicit offers to purchase Notes as agent of the Company, each Agent's obligation to purchase Notes as principal pursuant to any Terms Agreement or otherwise and the obligation of any other purchaser to purchase Notes will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company's officers made in each certificate furnished pursuant to the provisions hereof and to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed (in the case of an Agent's obligation to solicit offers to purchase Notes, at the time of such solicitation, and, in the case of an Agent's or any other purchaser's obligation to purchase Notes, at the time the Company accepts the offer to purchase such Notes and at the time of purchase) and (in each case) to the following additional conditions precedent when and as specified:

          (a)  Prior to such solicitation or purchase, as the case may be:

          (i) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus, as amended or supplemented at the time of such solicitation or at the time such offer to purchase was made, that, in the reasonable judgment of the relevant Agent, is material and adverse and that makes it, in the reasonable judgment of such Agent, impracticable to market the Notes on the terms and in the manner contemplated by the Prospectus, as so amended or supplemented;

          (ii) there shall not have occurred any (A) suspension or material limitation of trading generally on or by, as the case may be, the New York Stock Exchange, the American Stock Exchange, the Philadelphia Stock Exchange or the National Association of Securities Dealers, Inc., (B) suspension of trading of any securities of the Company on any exchange or in any over-the-counter market, (C) declaration of a general moratorium on commercial banking activities in New York by either Federal or New York State authorities or (D) any outbreak or escalation of hostilities or war or any change in financial markets or any calamity or crisis that, in the judgment of the relevant Agent, is material and adverse and, in the case of any of the events described in clauses (ii) (A) through (D), such event, singly or together with any other such event, makes it, in the judgment of such Agent, impracticable to market the Notes on the terms and in the manner contemplated by the Prospectus, as amended or supplemented at the time of such solicitation or at the time such offer to purchase was made;

          (iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

          (iv) no stop order or other order suspending the effectiveness of the Registration Statement or any part thereof nor any order directed to any Incorporated Document or any order suspending the qualification of the Notes for offering or sale in any jurisdiction shall have been issued and no stop order proceeding or other proceeding for any such purpose shall have been initiated or threatened by the Commission or any state or other regulatory body;

(A) except, in each case described in paragraph (i), (ii)(B) or (iii) above, as disclosed to the relevant Agent in writing by the Company prior to such solicitation or, in the case of a purchase of Notes, as disclosed in writing to the relevant Agent before the offer to purchase such Notes was made, or (B) unless in each case described in (ii) above, the relevant event shall have occurred and been known to the relevant Agent before such solicitation or, in the case of a purchase of Notes, before the offer to purchase such Notes was made.

          (b) On the Commencement Date and, if called for by any agreement by an Agent to purchase Notes as principal, on the corresponding Settlement Date, the relevant Agents shall have received:

          (i) The opinion, dated as of such date, of Augustine A. Mazzei, Jr., Senior Vice President and General Counsel for the Company, to the effect that:

               (A) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, as then amended or supplemented, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries (as defined in subparagraph (B) below), taken as a whole;

               (B) Kentucky West Virginia Gas Company, Equitable Gas-Energy Company, Equitable Resources Energy Company, Equitrans, Inc., Nora Transmission, Inc., Equitable Resources Marketing Company, Andex Energy, Inc., Hershey Oil Corporation, Louisiana Intrastate Gas Company, LIG, Inc., LIG Liquids Company, LLC, LIG Chemical Company, Tuscaloosa Pipeline Company, ERI Realty, Inc., EQT Capital Corporation, Equitable Resources (Canada) Ltd., ET Storage Company, EREC Capital Corporation, Equitable Argentina, Equitable Storage Company and Equitable Pipeline Company are the only active subsidiaries of the Company (each a "Subsidiary" and collectively, the "Subsidiaries"), and each Subsidiary has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, as then amended or supplemented, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

               (C) each of this Agreement and any applicable Terms Agreement has been duly authorized, executed and delivered by the Company;

               (D) the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

               (E) the Notes have been duly authorized and, if executed and authenticated in accordance with the Indenture and delivered to and duly paid for by the purchasers thereof on the date of such opinion, would be entitled to the benefits of the Indenture and would be valid and binding obligations of the Company, enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

               (F) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Notes, the Indenture and any applicable Terms Agreement will not contravene any provision of the articles of incorporation or by-laws of the Company or, to the best of such counsel's knowledge, any provision of applicable law or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Notes, the Indenture and any applicable Terms Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes and by the Pennsylvania Public Utility Commission and the Kentucky Public Service Commission in connection with the issuance and sale of the Notes;

               (G) the statements (1) in the Prospectus, as then amended or supplemented, under the captions "Description of Notes" and "Offering Through the Company and Agents", (2) in the Registration Statement under "Item 15 -Indemnification of Directors and Officers", (3) in "Item 3 - Legal Proceedings" of the Company's most recent annual report on Form 10-K incorporated by reference in the Prospectus, and
          (4) in "Item 1 - Legal Proceedings" of Part II of the Company's quarterly reports on Form 10-Q, if any, filed since such annual report, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

               (H) after due inquiry, such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus, as then amended or supplemented, and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus, as then amended or supplemented, or to be filed as exhibits to such Registration Statement that are not described or filed as required;

               (I)  such counsel (1) is of the opinion that each document, if any,
          filed pursuant to the Exchange Act and incorporated by reference in the Prospectus, as then amended or supplemented (except for financial statements and schedules or other financial or statistical data included therein as to which such counsel need not express any opinion), complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (2) believes that (except for financial statements and schedules or other financial or statistical data as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred to) each part of the Registration Statement, as then amended, if applicable, when such part became effective did not, and, except for changes in factual matters disclosed in amendments or supplements (as such terms are defined in the third paragraph of this Distribution Agreement), as of the date such opinion is delivered, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (3) is of the opinion that the Registration Statement and Prospectus, as then amended or supplemented, if applicable (except for financial statements and schedules or other financial or statistical data included therein as to which such counsel need not express any opinion), comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, and (4) believes that (except for financial statements and schedules or other financial or statistical data as to which such counsel need not express any belief) the Prospectus, as then amended or supplemented, if applicable, as of the date such opinion is delivered does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided
                                                                        --------
          that in the case of an opinion delivered on the Commencement Date or pursuant to Section 5(b), the opinion and belief set forth in clauses
          (3) and (4) above shall be deemed not to cover information concerning an offering of particular Notes to the extent such information will be set forth in a supplement to the Basic Prospectus; and

               (J) all necessary regulatory approvals (excluding approvals required by state securities or Blue Sky laws as to which no opinion is expressed) have been obtained in connection with the authorization, issuance and sale of the Notes.

          (ii) The opinion, dated as of such date of Doepken Keevican Weiss & Medved, independent counsel for the Company, covering the matters in subparagraphs (C), (D), (E), (F) and (G) (with respect to statements in the Prospectus, as then amended or supplemented, under the captions "Description of Notes" and "Offering Through the Company and Agents") and clauses (2), (3) and (4) of subparagraph (I) in paragraph (b)(i) above and to the further effect (1) that the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and (2) such counsel is of the opinion ascribed to it in the Prospectus Supplement, as then amended or supplemented under the caption "Certain Federal Income Tax Consequences."

          (iii) The opinion, dated as of such date, of Kirkpatrick & Lockhart, counsel for the Agents, covering the matters in subparagraphs (C), (D), (E) and (G) (with respect to statements in the Prospectus, as then amended or supplemented, under the captions "Description of Notes" and "Offering Through the Company and Agents") and clauses (2), (3) and (4) of subparagraph (I) in paragraph (b)(i) above.

          With respect to clauses (2), (3) and (4) of subparagraph (I) of paragraph (b)(i) above, Doepken Keevican Weiss & Medved may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to clauses (2), (3) and (4) of subparagraph (I) of paragraph (b)(i) above, Kirkpatrick & Lockhart may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (but not including documents incorporated therein by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but are without independent check or verification, except as specified.

          (c) On the Commencement Date and, if called for by any agreement by an Agent to purchase Notes as principal, on the corresponding Settlement Date, the relevant Agents shall have received a certificate, dated such Commencement Date or Settlement Date, as the case may be, signed by an executive officer of the Company to the effect set forth in subparagraphs (a)(iii) and (a)(iv) above and to the effect that (A) there has not occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus, as then amended or supplemented, that is material and adverse, and (B) the representations and warranties of the Company contained herein are true and correct as of such date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before such date.

          The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

          (d) Subject to receipt by Ernst & Young, the Company's independent public accountants, on the Commencement Date of written opinion of Kirkpatrick & Lockhart, counsel to the Agents, to the effect that such Agents have a due diligence defense under Section 11 of the Securities Act or a representation letter of the Agents with respect to their due diligence review process, either being as set forth in Statement on Auditing Standards No. 72 (February 1993), on the Commencement Date and, if called for by any agreement by an Agent to purchase Notes as principal, on the corresponding Settlement Date, Ernst & Young shall have furnished to the relevant Agents a letter or letters, dated as of the Commencement Date or such Settlement Date, as the case may be, confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

               (A) in their opinion the financial statements examined by them and incorporated by reference in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published Rules and Regulations;

               (B) on the basis of a reading of the latest available quarterly financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that: (1) the summary of financial information in the Prospectus has not been fairly summarized from the audited financial statements incorporated by reference in the Prospectus; (2) the unaudited financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements in the Prospectus; (3) at the date of the latest available monthly balance sheet read by such accountants and at a subsequent specified date not more than five days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available monthly balance sheet read by such accountants and at a subsequent specified date not more than five days prior to the date of this Agreement, there was any increase in consolidated net current liabilities or any decrease in consolidated net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or (4) for the period from the closing date of the latest income statement included or incorporated by reference in the Prospectus to the closing date of the latest available monthly income statement read by such accountants and to a subsequent specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period of the previous year, in consolidated operating revenues, operating income or in the total or per share amounts of earnings applicable to common stock except in all cases set forth in clauses (3) and (4) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter;

               (C) they have compared the dollar amounts (or percentages derived from such dollar amounts) and other financial information specified by you which appear in the Basic Prospectus under the captions "The Company," "Ratio of Earnings to Fixed Charges" and "Description of Notes" and which appear in the Registration Statement as Exhibit 12.1 - Ratio of Earnings to Fixed Charges and such other matters which are included in the Company's most recent annual report on Form 10-K, any quarterly report on Form 10-Q and other Exchange Act report incorporated by reference in the Prospectus or which may appear in any Prospectus Supplement under captions reasonably designated by the relevant Agent (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter; and

               (D) they have read the unaudited pro forma financial information incorporated by reference into the Prospectus and on the basis of such reading and other specified readings of financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that the unaudited pro forma financial information of the Company giving effect to the acquisition of Louisiana Intrastate Gas Corporation at June 30, 1993 contained in the Company's Form 8-K, as amended, do not comply as to form in all material respects with the applicable requirements of Rule 11-2 of Regulation S-X of the Commission or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements.

          (e) On the Commencement Date and on each Settlement Date, the Company shall have furnished to the relevant Agents such appropriate further information, certificates and documents as they may reasonably request.

          5.   Additional Agreements of the Company.  (a) Each time the
               ------------------------------------
Registration Statement or Prospectus is amended or supplemented (other than by an amendment or supplement specifying solely, or providing solely for a change in, the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes or for a change the Agents deem to be immaterial) including by filing with the Commission any Incorporated Document, the Company will deliver or cause to be delivered forthwith to each Agent a certificate signed by an executive officer of the Company, dated the date of such amendment or supplement, as the case may be, in form reasonably satisfactory to the Agents, of the same tenor as the certificate referred to in
Section 4(c) relating to the Registration Statement or the Prospectus as amended or supplemented to the time of delivery of such certificate.

          (b) Each time the Company furnishes a certificate pursuant to Section 5(a), the Company will furnish or cause to be furnished forthwith to each Agent, unless otherwise agreed by such Agent, a written opinion of each of Augustine A. Mazzei, Jr., Senior Vice President and General Counsel, and Doepken Keevican Weiss & Medved, independent counsel for the Company. Any such opinions shall be dated the date of such amendment or supplement, as the case may be, shall be in a form satisfactory to the Agents and shall be of the same tenor as the opinions referred to in Sections 4(b)(i) and 4(b)(ii), respectively, but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. In lieu of such opinions, each counsel last furnishing such an opinion to an Agent may furnish to each Agent a letter to the effect that such Agent may rely on such last opinion to the same extent as though it were dated the date of such letter (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such letter).

          (c) Each time the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information or such amended or supplemental information is incorporated by reference in the Prospectus, the Company shall cause its independent public accountants forthwith to furnish each Agent, unless otherwise agreed to by such Agent, with a letter, dated the date of such amendment or supplement, as the case may be, in form satisfactory to such Agent, of the same tenor as the letter referred to in
Section 4(d), with regard to the amended or supplemental financial information included or incorporated by reference in the Registration Statement or the Prospectus as amended or supplemented to the date of such letter.

          6.   Indemnification and Contribution.  (a) The Company agrees to
               --------------------------------
indemnify and hold harmless each Agent and each person, if any, who controls such Agent within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof or the Prospectus (as amended or supplemented if the Company shall have made any amendments or supplements thereto, including by way of any Incorporated Documents), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to such Agent furnished to the Company in writing by such Agent expressly for use therein. Expenses shall be reimbursed as incurred.

          (b) Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Agent, but only with reference to information relating to such Agent furnished to the Company in writing by such Agent expressly for use in the Registration Statement or the Prospectus or any amendments or supplements thereto. Expenses shall be reimbursed as incurred.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing, and the indemnifying party, upon request of the indemnified party, (i) shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and (ii) shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley or, if Morgan Stanley is not an indemnified party and is not reasonably likely to become an indemnified party, by the Agents that are indemnified parties, in the case of parties indemnified pursuant to paragraph
(a) above, and by the Company, in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity is or could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) If the indemnification provided for in paragraph (a) or (b) of this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein in connection with any offering of Notes, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Agent on the other hand from the offering of such Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and each Agent on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Agent on the other hand in connection with the offering of such Notes shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Company bear to the total discounts and commissions received by each Agent in respect thereof. The relative fault of the Company on the one hand and of each Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each Agent's obligation to contribute pursuant to this
Section 6 shall be several (in the proportion that the principal amount of the Notes the sale of which by or through such Agent gave rise to such losses, claims, damages or liabilities bears to the aggregate principal amount of the Notes the sale of which by or through any Agent gave rise to such losses, claims, damages or liabilities) and not joint.

          (e) The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 6 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes referred to in paragraph (d) above that were offered and sold to the public through such Agent exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          7.  Position of the Agents.  In acting under this Agreement and in
              ----------------------
connection with the sale of any Notes by the Company (other than Notes sold to an Agent as principal), each Agent is acting solely as agent of the Company and does not assume any obligation towards or relationship of agency or trust with any purchaser of Notes. An Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company, but such Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall hold the relevant Agent harmless against any loss, claim, damage or liability arising from or as a result of such default and shall, in particular, pay to such Agent the commission it would have received had such sale been consummated.

          8.  Termination.  This Agreement may be terminated at any time by the
              -----------
Company or, as to any Agent, by the Company or such Agent upon the giving of written notice of such termination to the other parties hereto, but without prejudice to any rights, obligations or liabilities of any party hereto accrued or incurred prior to such termination. The termination of this Agreement shall not require termination of any agreement by an Agent to purchase Notes as principal, and the termination of any such agreement shall not require termination of this Agreement. If this Agreement is terminated, the provisions of the third paragraph of Section 2(a), Section 2(e), the last sentence of
Section 3(b) and Sections 3(c), 3(h), 3(j), 6, 7, 9, 11 and 14 shall survive; provided that if at the time of termination an offer to purchase Notes
- --------
(including any offer to purchase Notes made by an Agent as principal) has been accepted by the Company but the time of delivery to the purchaser or its agent of such Notes has not occurred, the provisions of Sections 2(b), 2(c), 3(a), 3(e), 3(f), 3(g), 3(i), 4 and 5 shall also survive until such delivery has been made.

          9.  Representations and Indemnities to Survive.  The respective
              ------------------------------------------
indemnity and contribution agreements, representations, warranties and other statements of the Company and its officers and of the Agents set forth in or made pursuant to this Agreement or any agreement by an Agent to purchase Notes as principal will remain in full force and effect, regardless of any termination of this Agreement or any such agreement, any investigation made by or on behalf of an Agent or the Company or any of the officers, directors or controlling persons referred to in Section 6, and delivery of and payment for the Notes.

          10.  Notices.  All communications hereunder will be in writing and
               -------
effective only on receipt, and if sent to Morgan Stanley, will be mailed, delivered or telefaxed and confirmed to Morgan Stanley at 1251 Avenue of the Americas, New York, New York 10020, Attention: Manager, Credit Department (telefax number: 212-703-4575), with a copy to 1221 Avenue of the Americas, New York, New York 10020, Attention: Managing Director, Debt Syndicate (telefax number: 212-764-7490), or if sent to Lehman, will be mailed, delivered or telefaxed and confirmed to Lehman at Three World Financial Center, New York, New York 10285, Attention: Medium-Term Note Department, 9th Floor (telefax number:
212-528-7035), or, if sent to the Company, will be mailed, delivered or telefaxed and confirmed to the Company at 420 Boulevard of the Allies, Pittsburgh, Pennsylvania 15219, Attention: Robert E. Daley, Vice President and Treasurer (telefax number: 412-553-5875).

          11.  Successors.  This Agreement and any Terms Agreement will inure to
               ----------
the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in
Section 6 and the purchasers of Notes (but only to the extent expressly provided in Section 4), and no other person will have any right or obligation hereunder.

          12.  Amendments.  This Agreement may be amended or supplemented if,
               ----------
but only if, such amendment or supplement is in writing and is signed by the Company and each Agent; provided, however that the Company may from time to
                        ---------
time, without the consent of any Agent, amend this Agreement to add as a party hereto one or more additional firms registered under the Exchange Act, whereupon each such firm shall become an Agent hereunder on the same terms and conditions
                                                      ----
(including without limitation those terms relating to applicable commission as set forth in Section 2(a)) as the other Agents that are parties hereto. The Agents shall sign any amendment or supplement giving effect to the addition of any such firm as an Agent under this Agreement.

          13.  Counterparts.  This Agreement may be signed in any number of
               ------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          14.  Applicable Law.  This Agreement will be governed by and construed
               --------------
in accordance with the internal laws of the Commonwealth of Pennsylvania.

          15.  Headings.  The headings of the sections of this Agreement have
               --------
been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and you.

                                            Very truly yours,

                                            EQUITABLE RESOURCES, INC.



                                            By__________________________________
                                            Title: Vice President and Treasurer


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

MORGAN STANLEY & CO. INCORPORATED


By _________________________________
Title:


LEHMAN BROTHERS INC.


By _________________________________
Title:



Exhibit A - Form of Terms Agreement
- ---------
Exhibit B - Administrative Procedures
- ---------

                                                                  Exhibit A
                                                                  ---------

                           EQUITABLE RESOURCES, INC.

                          MEDIUM-TERM NOTES, SERIES C

                                TERMS AGREEMENT


                                         __________________, 19__

EQUITABLE RESOURCES, INC.
420 Boulevard of the Allies
Pittsburgh, Pennsylvania  15219

Attention:  Robert E. Daley, Vice President and Treasurer

               Re:  Distribution Agreement dated May __, 1994
                    (the "Distribution Agreement")
                    -------------------------------------------

          We agree to purchase your Medium-Term Notes, Series C, having the following terms:

          [We agree to purchase, severally and not jointly, the principal amount of Notes set forth below opposite our names:

                                                          Principal Amount
     Name                                                     of Notes
     ----                                                 ----------------

Morgan Stanley & Co. Incorporated
[Insert syndicate list]

                              Total . . . .                $              ]*
                                                           ================



          The Notes shall have the following terms:


- ----------------------
*  Delete if the transaction will not be syndicated.

Principal amount:   Interest Rate:

Purchase price:     Applicability of modified
                    payment upon acceleration:
Price to public:

Settlement date
 and time:          If yes, state issue price:

Place of
 delivery:

Maturity date:

Initial accrual
 period OID:

Total amount
 of OID:

Original yield
 to maturity:

Optional redemption
 date(s):

Initial redemption
 percentage:

Annual redemption
 percentage
 decrease:

Sinking Fund or other
 mandatory redemption
 provisions:

Other terms:

          The provisions of Sections 1, 2(b) and 2(c) and 3 through 6, 9, 10, 11 and 14 of the Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

          [If on the Settlement Date any one or more of the Agents shall fail or refuse to purchase Notes that it has or they have agreed to purchase on such date, and the aggregate amount of Notes which such defaulting Agent or Agents agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Notes to be purchased on such date, the other Agents shall be obligated severally in the proportions that the amount of Notes set forth opposite their respective names above bears to the aggregate amount of Notes set forth opposite the names of all such non-defaulting Agents, or in such other proportions as _________ may specify, to purchase the Notes which such defaulting Agent or Agents agreed but failed or refused to purchase on such date; provided that in no event shall the amount of Notes that any Agent has
      --------
agreed to purchase pursuant to this Agreement be increased pursuant to this paragraph by an amount in excess of one-ninth of such amount of Notes without the written consent of such Agent. If on the Settlement Date any Agent or Agents shall fail or refuse to purchase Notes and the aggregate amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate amount of Notes to be purchased on such date, and arrangements satisfactory to __________ and the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Agent or the Company. In any such case either _________ or the Company shall have the right to postpone the Settlement Date but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Agent from liability in respect of any default of such Agent under this Agreement.]*


          This Agreement is subject to termination on the terms incorporated by reference herein. If this Agreement is so terminated, the provisions of Sections 3(h), 6, 9, 11 and 14 of the Distribution Agreement shall survive for the purposes of this Agreement.


- ------------------------------
*  Delete if the transaction will not be syndicated.

          The following information, opinions, certificates, letters and documents referred to in Section 4 of the Distribution Agreement will be required: _____________________


                                           [NAME OF RELEVANT AGENT(S)]


                                           By __________________________________
                                           Title:


Accepted:

EQUITABLE RESOURCES, INC.


By _________________________________
Title: Vice President and Treasurer

                                                        Exhibit B
                                                        ---------

                           EQUITABLE RESOURCES, INC.

             MEDIUM-TERM NOTES, SERIES C, ADMINISTRATIVE PROCEDURES

                          ____________________________


          Explained below are the administrative procedures and specific terms of the offering of Medium-Term Notes, Series C (the "Notes") on a continuous basis by Equitable Resources, Inc. (the "Company") pursuant to the Distribution Agreement, dated as of May __, 1994 (the "Distribution Agreement"), between the Company and Morgan Stanley & Co. Incorporated ("Morgan Stanley"), Lehman Brothers Inc. ("Lehman"). (Lehman and Morgan Stanley are also individually referred to as an "Agent" and collectively as the "Agents".) In the Distribution Agreement, each Agent has agreed to use its reasonable efforts to solicit purchases of the Notes. Each Agent, as principal, may purchase Notes for its own account and if requested by the Agent, the Company and the Agent will enter into a Terms Agreement, as contemplated by the Distribution Agreement. Terms defined in the Distribution Agreement are used herein as therein defined.

          The Notes will be issued pursuant to the provisions of the Indenture. The Trustee (hereinafter sometimes "Bankers Trust") is the Registrar, the Authenticating Agent and the Paying Agent for the Notes and will perform the duties specified herein and in the Indenture. Notes will bear interest at a fixed rate (the "Fixed Rate Notes"), which may be zero in the case of certain original issue discount notes (the "OID Notes"). The Notes will be issued in U.S. dollars (the "Specified Currency"). Each Note will be represented by either a Global Security (as defined below) delivered to Bankers Trust, as agent for the Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC (a "Book-Entry Note") or a certificate delivered to the holder thereof or a person designated by such holder (a "Certificated Note"). Except in limited circumstances, an owner of a Book-Entry Note will not be entitled to receive a Certificated Note.

          Book-Entry Notes will be issued in accordance with the administrative procedures set forth in Part I hereof as they may subsequently be amended as the result of changes in DTC's operating procedures, and Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof. Unless otherwise defined herein, terms defined in the Indenture or the Notes shall be used herein as therein defined.

     PART I:  ADMINISTRATIVE PROCEEDS FOR BOOK-ENTRY NOTES


          In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, Bankers Trust will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and Bankers Trust to DTC, dated as of the date hereof (the "Letter of Representations"), and a Certificate Agreement between Bankers Trust and DTC, dated as of October 21, 1988, and as amended to date, and its obligations as participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:               On any date of settlement (as defined under "Settlement"
                        below) for one or more Book-Entry Notes, the Company will issue a single global security in fully registered form without coupons (a "Global Security") representing up to $100,000,000 principal amount of all such Notes that have the same Maturity Date, redemption provisions, Interest Payment Dates, Interest Period,
                        Original Issue Date, original issue discount provisions
                        (if any), Interest Rate and any other relevant terms
                        (collectively "Terms"). Each Global Security will be dated and issued as of the date of its authentication by Bankers Trust. No Global Security will represent any Certificated Note.

Identification Numbers: The Company has arranged with the CUSIP Service Bureau of Standard & Poor's Corporation (the "CUSIP Service Bureau") for the reservation of a series of CUSIP numbers (including tranche numbers) for the Notes, each of which series consists of approximately 900 CUSIP numbers and relates to Global Securities representing the Book-Entry Notes. The Company has obtained from the CUSIP Service Bureau a written list of such series of reserved CUSIP numbers and has delivered to Bankers Trust and DTC such written list of 900 CUSIP numbers. Bankers Trust will assign CUSIP numbers to Global Securities as described below under Settlement
                        Procedure "B".  DTC will notify the CUSIP Service
                        Bureau periodically of the CUSIP numbers that Bankers Trust has assigned to Global Securities. At any time when fewer than 100 of the reserved CUSIP numbers of such series remain unassigned to Global Securities, Bankers Trust shall so advise the Company and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global Securities representing Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Company shall deliver a list of such additional CUSIP numbers to Bankers Trust and DTC.

Registration:           Each Global Security will be registered in the name of
                        Cede & Co., as nominee for DTC, on the Security Register maintained under the Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants in one or more indirect participants in DTC.

Transfers:              Transfers of a Book-Entry Note will be accompanied by
                        book entries made by DTC and, in turn, by Participants
                        (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

Exchanges:          Bankers Trust may deliver to DTC and the CUSIP Service
                    Bureau at any time a written notice of consolidation specifying (i) the CUSIP numbers of two or more outstanding
                    Global Securities that represent Book-Entry Notes having the same Terms and for which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date for such Book-Entry Notes, on which such Global Securities shall be exchanged for a single replacement Global Security and (iii) a new CUSIP number to be assigned to such replacement Global Security. Upon receipt of such a notice, DTC will send to its Participants
                    (including Bankers Trust) a written notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, Bankers Trust will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global
                    Securities to be exchanged will no longer be valid. On the specified exchange date, Bankers Trust will exchange such Global Securities for a new single Global Security bearing the new CUSIP number, and the CUSIP numbers of the exchanged
                    Global Securities will, in accordance with CUSIP Service
                    Bureau procedures, be canceled and not immediately reassigned.

Maturities:         Each Book-Entry Note will mature on a date from nine months through 40 years from the settlement date for such Note.

Notice of           Bankers Trust will give notice to DTC prior to each
Redemption Dates:   Redemption Date (as specified in the Note), if any, at the time and in the manner set forth in the Letter of Representations.

Denominations:      Book-Entry Notes will be issued in principal amounts of
                    $100,000 or any amount in excess thereof that is an integral multiple of $1,000. Global Securities will be denominated in principal amounts not in excess of $100,000,000.

Interest:           General.  Each payment of interest on a Book-Entry Note will
                    -------
                    include interest accrued to but excluding the Interest
                    Payment Date. Interest payable at the maturity or upon redemption of a Book-Entry Note will be payable to the person to whom the principal of such Note is payable.
                    Standard & Poor's Corporation will use the information received in the pending deposit message described under Settlement Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related Global Security in the appropriate weekly bond report published by Standard & Poor's
                    Corporation.

                    Record Dates.  The Record Date with respect to a January 15
                    ------------
                    Interest Payment Date and a July 15 Interest Payment Date shall be the immediately preceding January 1 and July 1, respectively, and with respect to any other Interest Payment Date the date fifteen calendar days immediately preceding such Interest Payment Date, in any event, whether or not such day is a Business Day.

                    Interest Payment Dates.  Except as otherwise provided in an
                    ----------------------
                    applicable Pricing Supplement, interest payments on Book-Entry Notes will be made semiannually on January 15 and July 15 of each year and at maturity; provided, however,
                                                          --------  -------
                    that in the case of a Book-Entry Note issued between a Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date.

                    Notice of Interest Payment and Record Dates.  On the first
                    -------------------------------------------
                    Business Day of January and July of each year, Bankers Trust will deliver to the Company and DTC a written list of Record Dates and Interest Payment Dates that will occur with respect to Book-Entry Notes during the six-month period beginning on such first Business Day.

Calculation of      Interest on Book-Entry Notes (including interest for
Interest:           partial periods) will be calculated on the basis of a year of twelve thirty-day months.

Payments of         Payments of Interest.  Promptly after each Record Date,
Principal and       --------------------
Interest:           Bankers Trust will deliver to the Company and DTC a
                    written notice specifying by the CUSIP number the amount of interest to be paid on each Global Security on the following Interest Payment Date (other than an Interest
                    Payment Date coinciding with maturity) and the total of such amounts. DTC will confirm the amount payable on each such Global Security on such Interest Payment Date by reference to the daily bond reports published by Standard
                    & Poor's Corporation.  The Company will pay to Bankers
                    Trust, as paying agent, the total amount of interest due on such Interest Payment Date (other than at maturity), and Bankers Trust will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment." If any Interest Payment Date is not a Business
                    Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest
                    Payment Date.

                    Payments at Maturity or Upon Redemption. On or about the
                    ---------------------------------------
                    first Business Day of each month, Bankers Trust will deliver to the Company and DTC a written list of principal and interest to be paid on each Global Security maturing either at maturity or on a redemption date in the following month. The Company and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Maturity Date or redemption date of such Global Security. The Company will pay to Bankers Trust, as the paying agent, the amount of principal due on such Global Security, together with interest due at such Maturity Date or redemption date.

                    Bankers Trust will pay such amounts to DTC at the times and in the manner set forth below under "Manner of Payment." If any Maturity Date or redemption date of Global Security representing Book-Entry Notes is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity Date or redemption date. Promptly after payment to DTC of the principal and interest due on the Maturity Date or redemption date of such Global Security, Bankers Trust will cancel such Global Security in accordance with the terms of the Indenture and deliver it to the Company with a certificate of cancellation. Upon a partial redemption, Bankers Trust will issue and authenticate a new Global Security in aggregate principal amount equal to the unredeemed portion.

                    Manner of Payment.  The total amount of any principal and
                    -----------------
                    interest due on Global Securities on any Interest Payment Date or at maturity or upon redemption shall be paid by the Company to Bankers Trust in funds available for immediate use by Bankers Trust as of 9:30 A.M. (New York City time) on such date. The Company will make such payment on such Global Securities by instructing Bankers Trust to withdraw funds from an account maintained by the Company at Bankers Trust. The Company will confirm such instructions in writing to Bankers Trust. Prior to 10 A.M. (New York City time) on each Maturity Date or redemption date or as soon as possible thereafter, Bankers Trust will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of interest or principal (together with interest thereon) due on Global Securities on any Maturity Date or redemption date. On each Interest Payment Date, interest payments shall be made to DTC in same day funds in accordance with existing arrangements between Bankers Trust and DTC. Thereafter on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Securities are recorded in the book-entry system maintained by DTC. Neither the Company nor Bankers Trust shall have any responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

                    Withholding Taxes.  The amount of any taxes required under
                    -----------------
                    applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments directly to the beneficial owner of such Note.

Preparation of      If any order to purchase a Book-Entry Note is accepted
Pricing             by or on behalf of the Company, the Company will prepare
Supplement:         a pricing supplement (a "Pricing Supplement") reflecting
                    the terms of such Note and will arrange to file 10 copies of such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Securities Act and will deliver such number of copies of such Pricing Supplement to the relevant Agent as the Agent shall request by the close of business on the following
                    Business Day. The Agent will cause such Pricing Supplement to be delivered to the purchaser of the Note.

                    In each instance that a Pricing Supplement is prepared, the Agent will affix the Pricing Supplement to Prospectuses prior to its use in connection with the Notes to which it applies. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:         The receipt by the Company of immediately available funds in payment for a Book-Entry Note and the authentication and issuance of the Global Security representing such Note shall constitute "settlement" with respect to such Note. All orders accepted by the Company will be settled on the fifth
                    Business Day pursuant to the timetable for settlement set forth below unless the Company and the purchaser agree to settlement on another day which shall be no earlier than the next Business Day.

Settlement          Settlement Procedures with regard to each Book-Entry Note
Procedures:         sold by the Company to or through an Agent (except pursuant to a Terms Agreement) shall be as follows:

                    A. The Agent will advise the Company by telephone that such Note is a Book-Entry Note and of the following settlement information:

                         1.   Principal Amount.

                         2.   Maturity Date.

                         3.   Interest Rate.

                         4.   Interest Payment Dates.

                         5.   Any optional or mandatory redemption provisions.

                         6.   Settlement Date.

                         7.   Price.

                         8. Agent's commission, if any, determined as provided in the Distribution Agreement.

                         9. Whether the Note is an OID Note, and if it is an OID Note, the total amount of OID, the yield to maturity, the initial accrual period OID and the applicability of Modified Payment upon Acceleration.

                         10.  Any other applicable terms.

                    B. The Company will advise Bankers Trust by telephone or electronic transmission (confirmed in writing at any time on the same date) of the information set forth in Settlement Procedure "A" above. Bankers Trust will then assign a CUSIP number to the Global Security representing such Note and will notify the Company and the Agent of such CUSIP number by telephone as soon as practicable.

                    C. Bankers Trust will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC, the Agent and Standard & Poor's Corporation:

                         1.   The information set forth in Settlement Procedure
                              "A".

                         2. The Initial Interest Payment Date for such Note, the number of days by which such date succeeds the related DTC Record Date (which shall be the Record Date as defined in the Note) and amount of interest payable on such Initial Interest Payment Date.

                         3.   The CUSIP number of the Global Security
                              representing such Note.

                         4. Whether such Global Security will represent any other Book-Entry Note (to the extent known at such time).

                    D. Bankers Trust will complete and authenticate the Global Security representing such Note.

                    E. DTC will credit such Note to Bankers Trust's participant account at DTC.

                    F. Bankers Trust will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to
                         (i) debit such Note to Bankers Trust's participant account and credit such Note to the Agent's participant account and (ii) debit the Agent's settlement account and credit Bankers Trust's settlement account for an amount equal to the price of such Note less the Agent's commission, if any. The entry of such a deliver order shall constitute a representation and warranty by Bankers Trust to DTC that (a) the Global Security representing such Book-Entry Note has been issued and authenticated and (b) Bankers Trust is holding such Global Security pursuant to the Certificate Agreement between Bankers Trust and DTC.

                    G. Unless the Agent purchased such Note as principal, the Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to the Agent's participant account and credit such Note to the participant accounts of the Participants with respect to such Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Agent for an amount equal to the purchase price of such Note.

                    H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

                    I. Bankers Trust will credit to the account of the Company maintained at Bankers Trust, New York, New York, in funds available for immediate use in the amount transferred to Bankers Trust in accordance with Settlement Procedure "F".

                    J. Unless the Agent purchased such Note as principal, the Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser. Concurrently therewith, the Agent shall deliver a Prospectus to the purchaser.

                    K. Monthly, Bankers Trust will send to the Company a statement setting forth the principal amount of Notes outstanding as of that date under the Indenture and setting forth a brief description of any sales of which the Company has advised Bankers Trust but which have not yet been settled.

Settlement          For sales by the Company of Book-Entry Notes to or
Procedure:          through the Agent (except pursuant to a Terms Agreement)
Timetable:          for settlement on the first Business Day after the sale
                    date, Settlement Procedures "A" through "J" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

                    Settlement
                    Procedure        Time
                    ---------        ----

                          A   11:00 A.M. on the sale date
                          B   12:00 Noon on the sale date
                          C    2:00 P.M. on the sale date
                          D    9:00 A.M. on settlement date
                          E   10:00 A.M. on settlement date
                         F-G   2:00 P.M. on settlement date
                          H    4:45 P.M. on settlement date
                         I-J   5:00 P.M. on settlement date

                    If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures "A", "B" and "C" shall be completed as soon as practicable but no later than 11:00 A.M., 12 Noon and 2:00 P.M., respectively, on the first Business Day after the sale date, Settlement Procedure "H" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

                    If settlement of a Book-Entry Note is rescheduled or canceled, Bankers Trust, after receiving notice from the Company or the Agent, will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Failure to Settle:  If Bankers Trust fails to enter an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure "F", Bankers Trust may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to Bankers Trust's participant account, provided that Bankers Trust's participant account contains a principal amount of the Global Security representing such Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, Bankers Trust will mark such Global Security "canceled," make appropriate entries in Bankers Trust's records and send such canceled Global Security to the Company. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, Bankers Trust will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry Note or Notes and shall be canceled immediately after issuance and the other of which shall represent the remaining Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

                    If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "F" and "G", respectively. Thereafter, Bankers Trust will deliver the withdrawal message and take the related actions described in the preceding paragraph.

                    Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect.

                    In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, Bankers Trust will provide, in accordance with Settlement Procedures "D" and "F", for the authentication and issuance of a Global Security representing the Book-Entry Notes to be represented by such Global Security and will make appropriate entries in its records.

           PART II: ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES


          Bankers Trust will serve as Security Registrar in connection with the Certificated Notes.

Issuance:           Each Certificated Note will be dated and issued as of the
                    date of its authentication by Bankers Trust.

Registration:       Certificated Notes will be issued only in fully registered form without coupons.

Transfers and       A Certificated Note may be presented for transfer or
Exchanges:          exchange at the corporate trust office of Bankers Trust.
                    Certificated Notes will be exchangeable for other
                    Certificated Notes having identical terms but different denominations without service charge. Certificated Notes will not be exchangeable for Book-Entry Notes.

Maturities:         Each Certificated Note will mature on a date from nine
                    months through 40 years from the settlement date for such Note.

Denominations:      The denomination of any Certificated Note will be a minimum of $100,000 or any amount in excess thereof that is an integral multiple of $1,000.

Interest:           General.  Interest on each Certificated Note will accrue
                    -------
                    from the Original Issue Date of such Note for the first interest period and from the most recent date to which interest has been paid for all subsequent interest periods.
                    Each payment of interest on a Certificated Note will include interest accrued to but excluding the Interest Payment Date, except that at maturity or earlier redemption, the interest payable will include interest accrued to, but excluding, the Maturity Date or the date of redemption, as the case may be.

                    Record Dates.  The Record Date with respect to a January 15
                    ------------
                    Interest Payment Date and a July 15 Interest Payment Date shall be the immediately preceding January 1 and July 1 respectively, and with respect to any other Interest Payment Date the date fifteen calendar days immediately preceding such Interest Payment Date, in any event, whether or not such day is a Business Day.

                    Interest Payment Dates.  Unless otherwise specified pursuant
                    ----------------------
                    to Settlement Procedure "A" below, interest payments on Certificated Notes will be made semiannually on January 15 and July 15 of each year and at maturity; provided, however,
                                                             --------  -------
                    that in the case of Notes issued between a Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date.

Calculation of      Interest on Certificated Notes (including interest for
Interest:           partial periods) will be calculated on the basis of a year of twelve thirty-day months.

Payments of         Bankers Trust will pay the principal amount of each
Principal           Certificated Note at maturity or upon redemption upon
and Interest:       presentation and surrender of such Note to Bankers Trust.
                    Such payment, together with payment of interest due at
                    maturity or upon redemption of such Note, will be made in
                    funds available for immediate use by Bankers Trust and in
                    turn by the holder of such Note. Certificated Notes
                    presented to Bankers Trust at maturity or upon redemption
                    for payment will be canceled by Bankers Trust and
                    delivered to the Company with a certificate of
                    cancellation. Upon a partial redemption, new Certificated
                    Notes will be authenticated by Bankers Trust and delivered to the holder in aggregate principal amount equal to the
                    unredeemed portion. All interest payments on a
                    Certificated Note (other than interest due at maturity or
                    upon redemption) will be made by check drawn on Bankers
                    Trust (or another person appointed by Bankers Trust) and
                    mailed by Bankers Trust to the person entitled thereto as
                    provided in such Note and the Indenture; provided,
                                                             --------
                    however, that the holder of $10,000,000 or more of Notes
                    -------
                    having the same Interest Payment Date will be entitled to receive payment by wire transfer of immediately available funds upon written request to Bankers Trust not later than 15 calendar days prior to the applicable Interest Payment
                    Date. Following each Record Date, Bankers Trust will furnish the Company with a list of interest payments to be made on the following Interest Payment Date for each Certificated Note and in total for all Certificated Notes.
                    Interest at maturity or upon redemption will be payable to the person to whom the payment of principal is payable.
                    Bankers Trust will provide monthly to the Company lists of principal and interest to be paid on Certificated Notes maturing or to be redeemed in the next month. Bankers
                    Trust will be responsible for withholding taxes on interest paid on Certificated Notes as required by applicable law.

                    If any Interest Payment Date or the Maturity Date or redemption date of a Fixed-Rate Certificated Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date, Maturity Date or redemption date, as the case may be.

Preparation of      If any order to purchase a Certificated Note is accepted by
Pricing             or on behalf of the Company, the Company will prepare a
Supplement:         pricing supplement (a "Pricing Supplement") reflecting the terms of such Note and will arrange to file 10 copies of such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Securities Act and will deliver the number of copies of such Pricing Supplement to the Agent as the Agent shall request by the close of business on the following Business Day. The
                    Agent will cause such Pricing Supplement to be delivered to the purchaser of the Note concurrently with Settlement
                    Procedure "E" below.

                    In each instance that a Pricing Supplement is prepared, the Agent will affix the Pricing Supplement to Prospectuses prior to its use in connection with the Notes to which it applies. Outdated Pricing

                    Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:         The receipt by the Company of immediately available funds in exchange for an authenticated Certificated Note delivered to the Agent and the Agent's delivery of such Note against receipt of immediately available funds shall constitute
                    "settlement" with respect to such Note. All orders accepted by the Company will be settled on or before the fifth
                    Business Day next succeeding the date of acceptance pursuant to the timetable for settlement set forth below, unless the Company and the purchaser agree to settlement on another date.

Settlement          Settlement Procedures with regard to each Certificated
Procedures:         Note sold by the Company to or through an Agent (except
                    pursuant to a Terms Agreement) shall be as follows:

                    A. The Agent will advise the Company by telephone that such Note is a Certificated Note and of the following settlement information:

                          1. Name in which such Note is to be registered ("Registered Owner").

                          2. Address of the Registered Owner and address for payment of principal and interest.

                          3. Taxpayer identification number of the Registered Owner (if available).

                          4.  Principal Amount.

                          5.  Maturity Date.

                          6.  Interest Rate.

                          7.  Interest Payment Dates.

                          8.  Any optional or mandatory redemption provisions.

                          9.  Settlement Date.

                         10.  Price.

                         11. Agent's commission, if any, determined as provided in the Distribution Agreement between the Company and the Agent.

                         12. Whether the Note is an OID Note, and if it is an OID Note, the total amount of OID, the yield to maturity, the initial accrual period OID and the applicability of Modified Payment upon Acceleration.

                         13.  Any other applicable terms.

                    B. The Company will advise Bankers Trust by telephone or electronic transmission (confirmed in writing at any time on the same date) of the information set forth in Settlement Procedure "A" above.

                    C. The Company will have delivered to Bankers Trust a preprinted four-ply packet for such Note, which packet will contain the following documents in forms, that have been approved by the Company, the Agent and Bankers Trust:

                          1.  Note with customer confirmation.

                          2.  Stub One - For Bankers Trust.

                          3.  Stub Two - For Agent.

                          4.  Stub Three - For the Company.

                    D. Bankers Trust will complete such Note and authenticate such Note and deliver it (with the confirmation) and Stubs One and Two to the Agent as provided in the following paragraph, and the Agent will acknowledge receipt of the Note by stamping or otherwise marking Stub One and returning it to Bankers Trust. Such delivery will be made only against such acknowledgment of receipt and evidence that instructions have been given by the Agent for payment to the account of the Company at Bankers Trust, New York, New York, in funds available for immediate use, of an amount equal to the price of such Note less the Agent's commission, if any. In the event that the instructions given by the Agent for payment to the account of the Company are revoked, the Company will as promptly as possible wire transfer to the account of the Agent an amount of immediately available funds equal to the amount of such payment made.

                         Bankers Trust shall deliver the Note and Stubs One and Two to the Agent as follows:

                         (1)  If the Agent is Morgan Stanley, to:

                              The account of Morgan Stanley & Co. Incorporated Bank of New York
                              One Wall Street, 4th Floor
                              New York, New York  10015,
                              Attention:  Dealers Clearance Department

                         (2)  If the Agent is Lehman, to:

                              Lehman Brothers Inc.
                              Three World Financial Center
                              New York, New York  10285
                              Attention:  Medium-Term Note Department,
                                          9th Floor

                    E. Unless the Agent purchased such Note as principal, the Agent will deliver such Note (with confirmation) to the customer against payment in immediately payable funds. The Agent will obtain the acknowledgment of receipt of such Note by retaining Stub Two.

                    F. Bankers Trust will send Stub Three to the Company by first-class mail. Periodically, Bankers Trust will also send to the Company a statement setting forth the principal amount of the Notes Outstanding as of that date under the Indenture and setting forth a brief description of any sales of which the Company has advised Bankers Trust but which have not yet been settled.

Settlement          For sales by the Company of Certificated Notes to or
Procedures          through the Agent (except pursuant to a Terms Agreement)
Timetable:          Settlement Procedures "A" through "F" set forth above
                    shall be completed on or before the respective times (New
                    York City time) set forth below:

                    Settlement
                    Procedure                 Time
                    ----------                ----
                       A         2:00 P.M. on day before settlement date
                       B         3:00 P.M. on day before settlement date
                      C-D        2:15 P.M. on settlement date
                       E         3:00 P.M. on settlement date
                       F         5:00 P.M. on settlement date

Failure to Settle:  If a purchaser fails to accept delivery of and make payment for any Certificated Note, the Agent will notify the Company and Bankers Trust by telephone and return such Note to Bankers Trust. Upon receipt of such notice, the Company will immediately wire transfer to the account of the Agent an amount equal to the amount previously credited to the Company in respect of such Note. Such wire transfer will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If the failure shall have occurred for any reason other than a default by the Agent in the performance of its obligations hereunder and under the Distribution Agreement, then the Company will reimburse the Agent or Bankers Trust, as appropriate, on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Company. Immediately upon receipt of the Certificated Note in respect of which such failure occurred, Bankers Trust will mark such Note "canceled," make appropriate entries in Bankers Trust's records and send such Note to the Company.